                                                                   EXHIBIT 10.23

                              OPERATING AGREEMENT
                                      OF
                           CASH TRANSACTIONS, L.L.C.


     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED, IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION SET FORTH IN SECTION 10-5-9(13) OF SUCH ACT. IN ADDITION, THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM SUCH REGISTRATION SET FORTH IN THE SECURITIES ACT OF 1933 PROVIDED BY SECTION 4(2) THEREOF, NOR HAVE THEY BEEN REGISTERED WITH THE SECURITIES COMMISSION OF ANY OTHER APPLICABLE STATE IN RELIANCE UPON CERTAIN EXEMPTIONS FROM REGISTRATION. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT AND IN A TRANSACTION WHICH IS EITHER EXEMPT FROM REGISTRATION UNDER SUCH ACTS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACTS.



                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

     The following terms used in this Operating Agreement shall have the following meanings (unless otherwise expressly provided herein);

     "Agreement." This Operating Agreement as originally executed and as amended from time to time.

     "Articles of Organization." The Articles of Organization of Cash Transactions, L.L.C., as filed with the Secretary of State of Georgia, as the same may be amended from time to time.

     "Board of Directors."  As defined in Section 5.01.

     "Business of the Company."  As defined in Section 15.01.

     "Capital Account." A separate "Capital Account" shall be maintained for each Member, and such Capital Account, as of any particular date, shall be the sum of the following amounts:

          (i) The amount of cash plus the agreed upon net fair market value (as of the date of contribution) of any other property that has been contributed by the Member to the Company as of such date; plus
                                ----

          (ii) The aggregate amount of the Company's Net Profit or taxable gain that has been allocated to such Member as of such date pursuant to Section
10.01 or 10.03 hereof; minus
                       -----

          (iii) The aggregate amount of the Company's Net Loss that has been allocated to such Member as of such date pursuant to Section 10.01 hereof; minus
                                                                           -----

          (iv) The sum of all distributions of cash and the agreed upon net fair market value (as of the date of distribution) of any other property that has been distributed to such Member by the Company as of such date.

     A Member's Capital Account shall also be increased or decreased as of such
date to reflect any items described in Treasury Regulation   1.704-1(b)(2)(iv)
that are required to be reflected in such Member's Capital Account under such Regulation and which are not otherwise taken into account in computing such Capital Account under this definition.

     "Capital Contribution." Any contribution, as defined in O.C.G.A. 14-11-101(4), to the capital of the Company in cash or property by a Member whenever made.

     "Capital Event."  Shall mean any of the following:

          (i) when proceeds are realized from a sale of all or a portion of any property held by the Company as a capital asset;

          (ii) when proceeds are realized as a result of re-financing all or a portion of any property held by the Company as a capital asset;

          (iii) any insured casualty with respect to all or any portion of property owned by the Company to the extent that the proceeds paid by reason thereof are not required to repair, restore or improve such property; or

          (iv) any condemnation, or sale in lieu of condemnation, of any property owned by the Company to the extent that the proceeds paid by reason thereof are not required to repair, restore or improve such property.

     "Change in Control of CTFS."  As defined in Section 12.05.

     "Change in Control of JRH."  As defined in Section 12.06.

     "Code."  The Internal Revenue Code of 1986, as amended from time to time.

     "Company."  Cash Transactions, L.L.C.

     "CTFS." Community Trust Financial Services Corporation, a Georgia corporation.

     "Deadlock."  As defined in Section 12.04.

     "Distributable Cash." All cash, revenues and funds received by the Company from Company operations, less the sum of the following to the extent paid or set aside by the Company: (i) all principal and interest payments on indebtedness of the Company and all other sums paid to lenders; (ii) all cash expenditures incurred incident to the normal operation of the Company's business; (iii) such Reserves as the Board of Directors deems necessary or appropriate, in its sole discretion, to the proper operation of the Company's business.

     "Economic Interest." A Member's interest in the Company's capital, income, gain, loss, deduction and credit, as the same may be adjusted from time to time pursuant to this Agreement. A Member's Economic Interest does not include such Member's Voting Interest. The initial Economic Interests of the Members, expressed as percentages, are as follows:

          Member          Economic Interest
          ------          -----------------
          JRH                   51%
          CTFS                  49%
                               ---
                               100%

     "Entity." Any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association or any foreign trust or foreign business organization.

     "Fair Market Value."  As defined in Section 12.09.

     "Fiscal Year." The Company's fiscal year. The first Fiscal Year shall commence on the date hereof, and each succeeding Fiscal Year shall commence on the date immediately following the last day of the immediately preceding Fiscal Year. Each Fiscal Year shall end on the earlier to occur after the commencement of such Fiscal Year of (i) December 31, (ii) the day immediately preceding the "liquidation" of a Member's interest in the Company (within the meaning of
Treasury Regulation   1.704-1(b)(2)(ii)(g), (iii) the date immediately preceding the date on which a distribution is made to the Members under Section 14.03(b)(4) hereof, or (iv) the date on which the Company is terminated under
Section 14.04 hereof.

     "Georgia Act." The Georgia Limited Liability Company Act at O.C.G.A. 14-11-100, et seq.
           -- ---

     "Henderson." James R. Henderson, an individual resident of the State of Georgia.

     "Initial Capital Contribution." The initial contribution to the capital of the Company made by a Member pursuant to this Agreement.

     "JRH."  JRH Diversified, Inc., a Georgia Corporation.

     "Majority Interest." Voting Interests of Members which, taken together, exceed fifty percent (50%) of the aggregate of all Voting Interests.

     "Member." Each of the Persons who executes a counterpart of this Agreement as a Member and each of the Persons who may hereafter become Members. If a Person is a Member immediately prior to the purchase or other acquisition by such Person of a Membership Interest, such Person shall have all the rights of a Member with respect to such purchased or otherwise acquired Membership Interest.

     "Member Dissolution Event."  As defined in Section 14.01(a)(iii).

     "Membership Interest." A Member's entire interest in the Company including such Member's Voting Interest and Economic Interest.

     "Net Profits" and "Net Losses." For the purposes of this Agreement, "Net Profits" and "Net Losses" shall mean, for each taxable year or other period, an amount equal to the taxable income or loss of the Company for such year or period, determined in accordance with Code Section 703(a) with the following adjustments:

          (i) such Net Profits and Net Losses will be computed as if items of tax-exempt income and non-deductible, non-capital expenditures (under Code Section 705(a)(1)(B)) and 705(a)(2)(B)) were included in the computation of taxable income or loss;

          (ii) any adjustments which are required to compute Net Profit and Net Loss in accordance with and pursuant to Treasury Regulations
                Section 1.704-1(b)(2)(iv), and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition;

          (iii) any gain or loss resulting from any dispossession of the property of the Company and any depreciation or amortization with respect to the property of the Company which is credited to the Capital Account of a Member (as a result of the contribution of such property or a re-evaluation pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f) at a value different from the property's adjusted tax basis) shall be computed with reference to such value notwithstanding that such value differs from the adjusted tax basis of such property; and

          (iv)  any items specially allocated pursuant to Sections 10.02 and
                10.03 hereof shall not be taken into account in computing Net Profits or Net Losses.

     For the purpose of this definition, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in the Net Profit or Net Loss of the Company.

     "Permitted Transfer."  As defined in Section 12.01.

     "Person." Any Individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such "Person" where the context so permits.

     "Prime Rate." The "prime" rate of interest as published in the "Money Rates" column of the Wall Street Journal, Eastern Edition, on the day prior to
                     -------------------
the date of the note in question.

     "Reserves." With respect to any fiscal period, funds set aside or amounts allocated during such period to reserves which shall be maintained in amounts deemed sufficient by the Board of Directors for working capital and to pay taxes, insurance, debt service or other costs or expenses incident to the ownership or operation of the Company's business.

     "Territory."  As defined in Section 15.01.

     "Treasury Regulations" or "Regulations." The Federal Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "Voting Interest." A Member's right to vote on, consent to or otherwise participate in any decision or action of or by the Members, whether such right is granted pursuant to this Agreement or the Georgia Act, as the same may be adjusted from time to time pursuant to this Agreement. The initial Voting Interests of the Members, expressed as percentages, are as follows:



          Member    Voting Interests
          ------    ----------------
          JRH            51%
          CTFS           49%
                        ---
                        100%

     "Withdrawing Member."  As defined in Section 14.01(c).

                                   ARTICLE 2

                             FORMATION OF COMPANY
                             --------------------

     2.01  Formation.  On April 16, 1997, the Company was formed as a Georgia
           ---------
Limited Liability Company. Paul R. Shlanta acted as Organizer by executing and delivering Articles of Organization to the Secretary of State of Georgia in accordance with the provisions of the Georgia Act.

     2.02  Name.  The name of the Company is Cash Transactions, L.L.C.
           ----

     2.03  Principal Place of Business.  The principal place of business of the
           ---------------------------
Company within the State of Georgia is 1784 Atlanta Highway, Hiram, Georgia 30141. The Company may locate its place of business at any other place or places as the Board of Directors may from time to time deem advisable.

     2.04  Registered Office and Registered Agent.  The Company's initial
           --------------------------------------
registered office shall be at the office of its registered agent which is located at Suite 750, Five Piedmont Center, Atlanta, Georgia 30305 and the name of its initial registered agent at such address is Paul R. Shlanta. The registered office and/or registered agent may be changed from time to time by the Board of Directors by such means as is permitted under the Georgia Act.

     2.05  Term.  The term of the Company commenced on the date the Articles of
           ----
Organization were filed with the Secretary of State of Georgia and shall continue thereafter until December 31, 2050, unless earlier terminated in accordance with the provisions of this Operating Agreement or the Georgia Act.


                                   ARTICLE 3

                              BUSINESS OF COMPANY
                              -------------------

     3.01  Permitted Businesses.  The business of the Company shall be:
           --------------------

           (a) To engage in any lawful business permitted to be engaged in by limited liability companies under the Georgia Act;

           (b) To exercise all powers necessary to or reasonably connected with the Company's business which may be legally exercised by limited liability companies under the Georgia Act; and

           (c) To engage in all activities necessary, customary, convenient or incident to any of the foregoing.

                                   ARTICLE 4

                        NAMES AND ADDRESSES OF MEMBERS
                        ------------------------------

     The names and addresses of the Members are as follows:

           Name                          Address
           ----                          -------

           JRH Diversified, Inc.         281 Hanarry Drive
                                         Lawrenceville, Georgia 30245
                                         Attention: James R. Henderson

           Community Trust Financial     3844 Atlanta Highway
           Services Corporation          Hiram, Georgia 30141
                                         Attention: President


                                   ARTICLE 5

                   GOVERNANCE OF THE AFFAIRS OF THE COMPANY
                   ----------------------------------------

     5.01  Board of Directors.  Except as may be otherwise specifically provided
           ------------------
by the Articles of Organization or this Agreement, the business and affairs of the Company shall be managed under the direction of a board of directors established pursuant to this Article 5 (the "Board of Directors"). In addition to the powers and authority by this Agreement expressly conferred upon it, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not by law, by this Agreement, or by the Articles of Organization directed or required to be exercised or done by the Members.

     Notwithstanding the foregoing, or anything else contained in this Agreement to the contrary, in no event shall the Board of Directors or any officer of the Company take any of the following actions without the written approval of Members holding 100% of all Voting Interests:

     (i)   the raising of additional capital by the Company;

     (ii) the borrowing of any monies by the Company (whether by loan, capitalized lease or otherwise);

     (iii) the transfer of anything of value of the Company to any Person as security for any loan to the Company;

     (iv)  the amendment of this Agreement or the Articles of Organization;

     (v) the sale, exchange or other disposition, other than in the ordinary course of the Company's business, of any assets of the Company with a value (either individually or in the aggregate) in excess of $25,000;

     (vi) the filing by the Company for bankruptcy, reorganization or other protection under applicable debtor relief laws;

     (vii) the taking of any action that would result in (a) the Company becoming engaged in any activity that bank holding companies or their subsidiaries are prohibited from engaging in under Regulation Y of the Board of Governors of the Federal Reserve System or (b) a change in the Company's primary business;

     (viii) the payment of compensation to directors of the Company;

     (ix) the taking of any action contemplated by O.C.G.A. Sections 14-11-308(b)(1)-(6) or 14-11-308(b)(8).

     5.02  Composition of Board.  The Board of Directors shall consist of five
           --------------------
(5) natural persons each of whom shall be over 21 years of age. Directors need not be residents of Georgia or Members of the Company. JRH, for so long as it owns a 51% Voting Interest, shall have the right to appoint three individuals to the Board of Directors. CTFS, for so long as JRH owns a 51% Voting Interest, shall have the right to appoint two individuals to the Board of Directors. From and after the time that JRH no longer owns a 51% Voting Interest, each directorship shall be filled by the vote or consent of a Majority Interest.

     Each director (whether appointed or elected at an annual meeting of Members or otherwise) shall hold office until the annual meeting of Members held next after his appointment or election and until a qualified successor shall be appointed or elected, or until his earlier death, resignation, incapacity to serve or removal.

     5.03  Vacancies on the Board.  In the event that, as a result of vacancies
           ----------------------
or for any other reason, there shall at any time be fewer than three (3) qualified individuals serving on the Board of Directors, the Board of Directors shall not have the power to act. If any vacancy shall occur among the directors and there shall be three (3) or more qualified individuals remaining on the Board of Directors, the remaining directors shall continue to act. Vacancies on the Board of Directors may be filled at any time during the existence of such vacancy by the Members. Individuals appointed or elected to fill vacancies shall be appointed or elected in a manner that is consistent with the manner of appointing or electing directors that is set forth in Section 5.02 hereof so that the composition of the Board of Directors remains in compliance with said
Section 5.02.

     5.04  Chairman.  The directors may elect a Chairman of the Board of
           --------
Directors who shall have such duties and such authority as shall be determined by the Board of Directors.

     5.05  Committees of the Board.  The Board of Directors, by resolution
           -----------------------
adopted by a majority of the entire Board, may designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Company, which shall have such name or names as may be determined from time to time by the Board of Directors. The only power that any committee shall have shall be the power to make recommendations to the Board of Directors and no committee shall have any power or authority to act on behalf of the Board of Directors or the Company.

     The Board of Directors shall have the power at any time to remove any member of any committee, with or without cause, and to fill vacancies in and to dissolve any such committee.

     5.06  Meetings of the Board.  Each newly elected Board of Directors shall
           ---------------------
meet immediately following the close of the annual meeting of Members at which they are elected. Regular meetings of the Board of Directors may be held without notice at such time and place (within or without the State of Georgia) as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the President of the Company on not less than fourteen (14) days notice by mail, telegram, cablegram or personal delivery to each director and shall be called by the President or the Secretary of the Company in like manner and on like notice on the written request of (i) any two directors, (ii) Henderson or (iii) CTFS. Any such special meeting shall be held at such time and place (within or without the State of Georgia) as shall be stated in the notice of meeting. No notice of any meeting of the Board of Directors need state the purposes thereof.

     At all meetings of the Board of Directors, the presence of at least three
(3) directors shall be necessary and sufficient to constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Articles of Organization or this Agreement. In the absence of a quorum, a majority of the directors present at any meeting may adjourn the meeting from time to time until a quorum be had. Notice of any adjourned meeting need only be given by announcement at the meeting at which the adjournment is taken.

     Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent, describing the action taken, is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board of Directors or committee.

     5.07  Officers.  The Board of Directors at its first meeting after each
           --------
annual meeting of Members shall elect the following officers: a President, a Vice President, a Secretary and a Treasurer. The Board of Directors at any time and from time to time may appoint such other officers as it shall deem necessary, including additional Vice Presidents (if more than one Vice President is appointed, the Board may choose to designate one Vice President as Executive Vice-

President), one or more Assistant Vice-Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers, who shall hold their offices for such terms as shall be determined by the Board of Directors and shall exercise such powers and perform such duties as shall be determined by the Board of Directors.

     Any number of offices may be held by the same person unless the Articles of Organization or this Agreement otherwise provide; provided, however, that the offices of President and Vice President shall be held by different persons. No officer needs be a Member.

     The salaries of the officers of the Company shall be fixed by the Board of Directors, except that the Board of Directors may delegate to any officer or officers the power to fix the compensation of any officer appointed in accordance with the second sentence of this Section 5.07.

     Each officer of the Company shall hold office until his successor is chosen or until his earlier resignation, death or removal, or the termination of his office. Any officer may be removed by the Board of Directors whenever in its judgment the best interest of the Company will be served thereby.

     5.08  President.  The President shall be the chief executive officer of the
           ---------
Company and shall have general and active management of the business of the Company and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall call meetings of the Members and the Board of Directors to order and shall act as chairman of such meetings unless a Chairman of the Board of Directors shall have been elected pursuant to
Section 5.04 hereof.

     5.09  Vice Presidents.  The Vice-Presidents shall perform such duties and
           ---------------
exercise such powers as the Board of Directors shall request or delegate. One Vice-President may be designated Executive Vice-President with such additional duties as are prescribed by the Board of Directors. Assistant Vice-Presidents shall have such powers, and shall perform such duties, as may be prescribed from time to time by the Board of Directors, or the President.

     5.10  Secretary.  The Secretary shall attend all meetings of the Board of
           ---------
Directors and all meetings of the Members and record all votes and the minutes of all proceedings in books to be kept for that purpose and shall perform like duties for standing committees of the Board when required. He shall give, or cause to be given, any notice required to be given of any meetings of the Members or of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, under whose supervision he shall be. An Assistant Secretary or Assistant Secretaries shall, in the absence or disability of the Secretary, or at his request, perform his duties and exercise his powers and authority.

     5.11  Treasurer.  The Treasurer shall have charge of and be responsible for
           ---------
all funds, securities, receipts and disbursements of the Company, and shall deposit, or cause to be deposited, in the name of the Company, all monies or other valuable effects, in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he shall render to the President and to the Board of Directors; whenever requested, an account of the financial condition of the Company, and in general, he shall perform all the duties incident to the office of a Treasurer of a business entity, and such other duties as may be assigned to him by the Board of Directors, or the President.

     5.12  Absence of an Officer.  In case of the absence of any officers of the
           ---------------------
Company, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, any or all of the powers or duties of such officer to any officer or to any director.

     5.13  Indemnity of Directors and Officers.  The Company shall indemnify
           -----------------------------------
each director or former director and each officer or former officer of the Company to the fullest extent provided or permitted under the Georgia Act with respect to their duties arising out of or connected with their capacities as directors, officers, employees or agents of the Company.

     5.14  Liability for Certain Acts.  No director or officer of the Company
           --------------------------
has guaranteed, nor shall any director or officer have any obligation with respect to, the return of a Member's Capital Contributions or profits from the operation of the Company. No director or officer of the Company shall be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member except loss or damage resulting from intentional misconduct or knowing violation of law or a transaction for which such director or officer received a personal benefit in violation or breach of the provisions of this Agreement. Each director and officer of the Company shall be entitled to rely on information, opinions, reports or statements, including but not limited to financial statements or other financial data prepared or presented in accordance with the provisions of O.C.G.A. 14-11-305.


                                   ARTICLE 6

                       RIGHTS AND OBLIGATIONS OF MEMBERS
                       ---------------------------------

     6.01  No Liability to Third Parties.  Each Member's liability to third
           -----------------------------
parties shall be limited as set forth in the Georgia Act.

     6.02  Liability for Certain Acts.  No Member has guaranteed nor shall any
           --------------------------
Member have any obligation with respect to the return of a Member's Capital Contributions or profits from the operation of the Company. No Member shall be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member except loss or damage resulting from intentional misconduct or knowing violation of law or a transaction for which such Member received a personal benefit in violation or breach of the provisions of this Agreement. Each Member shall be entitled to rely on information, opinions, reports or statements, including but not limited to financial statements or other financial data prepared or presented in accordance with the provisions of O.C.G.A. 14-11-305.

     6.03  Indemnity of Members.  To the fullest extent permitted under
           --------------------
O.C.G.A. 14-11-306, the Company shall indemnify the Members and make advances for expenses to them with respect to their duties (including fiduciary duties) and liabilities arising out of or connected with their respective capacities as Members.

     6.04  List of Members.  Upon written request of any Member, the Secretary
           ---------------
of the Company shall provide a list showing the names, addresses and Membership Interest of all Members and each director and officer of the Company and the other information required by O.C.G.A. 14-11-313 and maintained pursuant to
Section 11.02.

     6.05  Priority and Return of Capital.  Except as may be expressly provided
           ------------------------------
in Sections 9.01 and 14.03, no Member shall have priority over any other Member, either as to the return of Capital Contributions or as to Net Profits, Net Losses or distributions. This Section shall not apply to loans (as distinguished from Capital Contributions) which a Member has made to the Company.


                                   ARTICLE 7

                              MEETINGS OF MEMBERS
                              -------------------

     All meetings of the Members shall be held at the principal offices of the Company, or at such other place (within or without the State of Georgia) as may be fixed from time to time by the Board of Directors.

     An annual meeting of the Members shall be held each year on a date and a time determined by the Board of Directors of the Company, at which the Members shall appoint or elect a Board of Directors in accordance with Section 5.02 hereof and transact such other business as may properly be brought before the meeting.

     Special meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute or the Articles of Organization, may be called by the President, and shall be called by the President or the Secretary when so directed by the Board of Directors, or at the request in writing of any two or more directors, or at the request in writing of Members owning not less than 25 percent of the aggregate of all Voting Interests. Such request shall state the purpose or purposes of the proposed meeting. Special meetings of Members shall be held at such place and time (within or without the State of Georgia) as shall be stated in the notice of meeting.

     Notice of all meetings of Members shall be given to each Member not less than fourteen (14) days prior to the date set for the meeting by mail, telegram, cablegram or personal delivery.

                                   ARTICLE 8

               CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS
               -------------------------------------------------

     8.01  Members' Capital Contributions.  Each Member shall contribute such
           ------------------------------
amount as is set forth below as its Initial Capital Contribution.

               Member        Initial Capital Contribution
               ------        ----------------------------
               JRH                   $ 51,000.00
               CTFS                  $ 49,000.00
                                     -----------

                    TOTAL            $100,000.00
                                     ===========

     The Members acknowledge and agree that $46,800 of JRH's Initial Capital Contribution will be in the form of cash and $4,200 of such Initial Capital Contribution will be in the form of a contribution by JRH to the Company of all of JRH's right, title and interest in and to the scrip machines identified on Exhibit "A" attached hereto and incorporated herein by this reference (the "Machines"). JRH hereby represents and warrants to the Company that JRH is the sole and exclusive owner of the Machines, free and clear of all claims, liens and encumbrances, and that JRH has full power and authority to transfer and convey the Machines to the Company. JRH acknowledges and agrees that the Machines will be transferred and conveyed to the Company pursuant to a Warranty Bill of Sale in form and substance satisfactory to the Company.

     The Members acknowledge and agree that all of CTFS' Initial Capital Contribution will be in the form of cash.


     8.02  Additional Contributions; Adjustment of Membership Interests.
           ------------------------------------------------------------
Except as set forth in Section 8.01, no Member shall be required to make any Capital Contributions. In the event that the Board of Directors determines that additional capital is necessary or appropriate in connection with the conduct of the Company's business, the Board of Directors can recommend to the Members that the Members approve the raising of such additional capital. In the event that such recommendation is approved by 100% of all Voting Interests, the Board of Directors shall proceed to raise the amount of additional capital so approved. In such event, the Members shall be given the opportunity (but shall have no obligation) to participate in such additional Capital Contributions on a pro rata basis in accordance with their Economic Interests.

     Upon the making of additional Capital Contributions to the Company, the Voting Interest and Economic Interest of each Member shall be adjusted (i) such that each Member's Voting Interest and Economic Interest is equal to the percentage obtained by dividing (a) the total of all Capital contributions ever made by the Member by (b) the total of all Capital Contributions ever made by all Members, or (ii) alternatively, in such a manner as is unanimously approved by all Members.

     8.03  Withdrawal or Reduction of Members' Contributions to Capital.
           ------------------------------------------------------------

           (a) A Member shall not receive out of the Company's property any part of such Member's Capital Contribution until all liabilities of the Company, except liabilities to Members on account of their Capital Contributions, have been paid or there remains property of the Company (exclusive of Reserves) sufficient to pay them.

           (b) A Member, irrespective of the nature of such Member's Capital Contribution, has only the right to demand and receive cash in return for such Capital Contribution.


                                   ARTICLE 9

                           DISTRIBUTIONS TO MEMBERS
                           ------------------------

     9.01  Distributions.  The Board of Directors shall determine when and if
           -------------
to distribute Distributable Cash to the Members. Distributable Cash, when distributed, shall be distributed to the Members, pro rata, in proportion to their respective Economic Interests. The Board of Directors shall use its reasonable efforts to cause such distributions to be made quarterly. The Board of Directors also shall use its reasonable efforts to cause to be distributed to Members, at a minimum, Distributable Cash equal to the Company's Net Profit per fiscal year, multiplied by the highest then applicable combined federal and Georgia income tax rates. Notwithstanding anything herein to the contrary, upon the dissolution of the Company, distributions occurring in connection with such dissolution shall be in accordance with Article 14 hereof.

     9.02  Limitation Upon Distributions.  No distribution shall be made to
           -----------------------------
Members if prohibited by O.C.G.A.  14-11-407.

     9.03  Interest On and Return of Capital Contributions.  No Member shall be
           -----------------------------------------------
entitled to interest on its Capital Contribution or to return of its Capital Contribution, except as otherwise specifically provided for herein.

     9.04  Loans to Company.  No Member shall be required to make any loans to
           ----------------
the Company. In the event that the Board of Directors determines that it is necessary or appropriate for the Company to borrow funds in connection with the conduct of its business, the Board of Directors can recommend to the Members that the Members approve the borrowing of such funds. In the event that such recommendation is approved by 100% of all Voting Interests, the Board of Directors shall proceed to borrow the amount of funds so approved. If the borrowing of funds by the Company is so approved, the Company may borrow funds from one or more Members provided that the interest rate and other terms of such loans are no less favorable to the Company than the Company could otherwise secure from a third party.

     The making of any loan by a Member shall not create any additional fiduciary duty as between the Member and the Company and shall not otherwise restrict the right to foreclose, or restrict any other legal remedies which may be exercised by the Member as may be provided to a third party creditor under law.


                                  ARTICLE 10

            NET PROFIT, NET LOSS; DISTRIBUTIVE SHARES OF TAX ITEMS
            ------------------------------------------------------

     10.01  General Allocations.  After giving effect to all of the special
            -------------------
allocations required by Section 10.02 hereof, the Net Profits of the Company for any Fiscal Year shall be allocated to the Members in the following manner and in the following order of priority:

            (a) to the Members in proportion to, and to the extent of, the amount by which zero exceeds the sum of (i) the balances standing in their respective Capital Accounts as of the last day of such Fiscal Year and (ii) the amount, if any, that each Member is deemed to be obligated to restore pursuant to Regulations
     Section 1.704-1(b);

            (b) any such Net Profit in excess of the sum of the amounts allocated to the Members under (a) above shall be allocated to the Members in proportion to their respective
     Economic Interests.

            Any Net Loss of the Company shall be allocated to the Members in the following manner and in the following order of priority:

            (a) the first such loss shall be allocated to the Members, in proportion to their respective Economic Interests, until the Capital Account of each shall reach zero;

            (b) any remaining loss shall be allocated to the Members in accordance with their respective Economic Interests.

     10.02  Special Allocations.  Prior to making any allocations pursuant to
            -------------------
Section 10.01 hereof, the following special allocations shall be made in the following order of priority for either the Capital Account of any Member or for federal income tax purposes, or both, as the case may be:

            (a) Regulatory Allocations.  In accordance with the ordering rules
                ----------------------
of Treasury Regulations Section 1.704-2(j), items of gross income and gain shall be allocated for both capital account and federal income tax purposes in an amount and in a manner that complies with the "chargeback" requirement of Treasury Regulation Section 1.704-2(i)(4), the "qualified income offset" requirement of Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4)-(6) and the "minimum gain chargeback" requirement of Treasury Regulation Section 1.704-2(f). In addition, any "partner non-recourse deductions" within the meaning of Treasury Regulation Section 1.704-2(i)(2) attributable to "partner non-recourse debt" shall, for both capital account and federal income tax purposes, be allocated to the Member who bears the "economic risk of loss" for such debt in accordance with Treasury Regulation Section 1.704-2(i).

            (b) Section 704(c) Allocations.  For federal income tax purposes but
                --------------------------
not for capital account purposes, items of income, gain, loss, or deduction attributable to Company property with respect to which there is a "Book-Tax Disparity" shall be allocated among the Members in a manner (to the extent determined to be feasible by the accountant for the Company) so as to eliminate any Book-Tax Disparity, in accordance with Section 704(c)(1)(A) of the Code and the then applicable Regulations thereunder.

     For purposes hereof, a "Book-Tax Disparity" shall mean, with respect to any property contributed by a Member to the Company or any property of the Company that has been revalued pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f), the difference, if any, as of any date of determination, between the fair market value of such property as properly reflected in the Capital Accounts of the Members (taking into account any previous revaluations) and the adjusted basis thereof for federal income tax purposes.

     10.03  Allocation of Gain Upon Capital Event.  Any taxable gain resulting
            -------------------------------------
from the occurrence of a Capital Event shall be allocated to the Members in the following manner and in the following order of priority:

            (a) to the Members in proportion to, and to the extent of, the amount by which zero exceeds the sum of (i) the balances standing in their respective Capital Accounts as of the last day of such Fiscal Year and (ii) the amount, if any, that each Member is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b);

            (b) any such taxable gain in excess of the sum of the amounts allocated to the Members under (a) above shall be allocated to the Members in proportion to their respective Economic Interests;


provided, however, that if such a transaction represents a sale of substantially all of the Company's remaining property, taxable gain shall be allocated in a manner that will result in the Capital Accounts of the Members being brought to zero upon the dissolution of the Company.

     10.04  Guaranteed Payments.  Interest paid on loans by any Member to the
            -------------------
Company and all fees paid to any Member, shall, where permissible, be deducted and treated as guaranteed payments under Section 707(c) of the Code.

     10.05  754 Election.  In the event of a transfer or assignment of all or
            ------------
any part of the interest of a Member, the Managers may elect, pursuant to
Section 754 of the Code, as amended (or any corresponding provision of succeeding law), to adjust the basis of the property of the Company.

Except insofar as an election pursuant to Section 754 has been made with respect to the interest of any Member, the determination of profits, gains, losses, distributions and Capital Accounts shall be made as provided for in this Agreement. With respect to any Member whose interest has been affected by an election pursuant to Section 754, appropriate adjustments shall be made with respect to the determination of profits, gains, losses, distributions and Capital Accounts in accordance with Treasury Regulations promulgated under
Section 704(b) of the Code. Each Member agrees to provide the Company with all information necessary to give effect to such election.

     10.06  Adjustment of Capital Accounts.  In the event of (a) the
            ------------------------------
acquisition of an interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution, (b) the distribution by the Company to a Member of more than a de minimis amount of property of the Company other than money in exchange for all or a portion of such Member's interest in the Company or (c) the termination of the Company for federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code, the property of the Company shall be revalued in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) and the Capital Accounts of the Members shall be adjusted to reflect how gain or loss would have been allocated to the Members had such property been sold at its fair market value on the date of such revaluation.


                                  ARTICLE 11

                               BOOKS AND RECORDS
                               -----------------

     11.01  Accounting Period.  The Company's accounting period shall be the
            -----------------
calendar year.

     11.02  Books of Account and Records.  Proper and complete records and
            ----------------------------
books of account shall be kept or shall be caused to be kept by the Secretary and the Treasurer of the Company in which shall be entered fully and accurately all transactions and other matters relating to the Company's business in such detail and completeness as is customary and usual for businesses of the type engaged in by the Company. The books and records shall at all times be maintained at the principal executive office of the Company and shall be open to the reasonable inspection and examination of the Members or their duly authorized representatives during reasonable business hours.

     11.03  Records, Audits and Reports.  At the expense of the Company, the
            ---------------------------
Manager shall maintain records and accounts of all operations and expenditures of the Company. The Company shall keep at its principal place of business the following records:

            (a) A current list of the full name and last known address of each Member, each director and each officer;

            (b) Copies of records to enable a Member to determine the relative voting rights of the Members;

            (c) A copy of the Articles of Organization of the Company and all amendments thereto;

            (d) Copies of the Company's federal, state and local income tax returns and reports, if any, for the three most recent years;

            (e) Copies of this Agreement, together with any amendments thereto;

            (f) Copies of any financial statements of the Company for the three most recent years.

     11.04  Tax Returns.  The Board of Directors shall cause the Company's
            -----------
officers to have prepared and timely filed all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Members within a reasonable time after the end of the Company's Fiscal Year.

                                  ARTICLE 12

                    TRANSFER RESTRICTION; BUYOUT PROVISIONS
                    ---------------------------------------

     12.01. General Prohibition on Transfers.  Notwithstanding O.C.G.A.
            -------------------------------
14-11-502, except in the case of a Permitted Transfer, no Member shall have the right either to:

            (a) sell, assign, pledge, hypothecate, transfer, exchange or otherwise transfer for consideration; or

            (b) give, bequeath or otherwise transfer for no consideration (whether or not by operation of law, except in the case of bankruptcy):

            all or any part of its Membership Interest without the prior written consent of all Members.

            For purposes hereof, a "Permitted Transfer" shall mean a transfer by a Member of all or a part of its Membership Interest in accordance with Sections
12.08 and 12.02, 12.03, 12.04, 12.05, 12.06 or 12.07 hereof.

     12.02  Transfers to Affiliate or Trust.  Notwithstanding anything in
            -------------------------------
Section 12.01 hereof to the contrary, (i) CTFS or JRH may transfer all or any portion of its Membership Interest to any corporation, partnership or limited liability company in which the transferring Member (or, in the case of JRH, Henderson) owns more than 50% of the voting interests and (ii) JRH may transfer all or a portion of its Membership Interest to Henderson and (iii) if Henderson becomes a Member, Henderson may transfer all or a portion of his Economic Interest to a trust with respect to which Henderson is the grantor and which is for the benefit of one or more of Henderson's immediate family members.

     12.03  Right of First Refusal.
            ----------------------

            (a) If a Member (the "Selling Member") receives a bona fide offer from an unrelated third party (the "Third Party Offeror") to purchase all or part of his or its Membership Interest (the "Offered Interest"), then such Selling Member shall be entitled to transfer the Offered Interest to the Third Party Offeror only in accordance with this Section 12.03 and Section 12.08(a) hereof.

            (b) The Selling Member shall give all Members written notice by certified mail (the "Notice") of his or its intention to sell the Offered Interest. The Notice shall be accompanied by a copy of the written offer from the Third Party Offeror containing the terms of the proposed purchase. The Notice shall include the identity of the Third Party Offeror, the Membership Interest to be transferred, the purchase price and the terms of payment. In addition, the Notice shall constitute an offer by the Selling Member to sell his Offered Interest to the other Members in accordance with the provisions of this
Section 12.03.

            (c) Within thirty (30) days from the date the Notice was postmarked, the nonselling Members shall hold a telephone or in-person conference (the "Meeting") to determine whether, and if so, the manner in which the Selling Member's offer will be accepted. The nonselling Members may accept the Selling Member's offer to sell to them the Offered Interest only if some combination of the nonselling Members purchases all of the Offered Interest. At the Meeting, the following shall occur:

            (i) Each nonselling Member shall be entitled to purchase up to that portion of the Offered Interest determined by multiplying the Offered Interest by a fraction, the numerator of which is the Voting Interest of such nonselling Member and the denominator of which is the aggregate Voting Interests of all nonselling Members. Each nonselling Member shall state what portion, if any, of the Offered Interest he or it elects to purchase pursuant to this subparagraph
            (i).

            (ii) In the event that some of the nonselling Members do not elect to purchase the entire portion of the Offered Interest which they are entitled to purchase pursuant to (i) above (the "Unwanted Interest"), then the other nonselling Members shall then be entitled to purchase up to that amount of the then Unwanted Interest determined by multiplying the amount of the then Unwanted Interest by a fraction, the numerator of which is the Voting Interest of such other nonselling Member and the denominator of which is the aggregate Voting Interests of all such other nonselling Members. Each such other nonselling Member shall state what portion, if any, of the then Unwanted Interest he or it elects to purchase pursuant to this subparagraph (ii).

            (iii) The provisions of subparagraph (ii) above shall be repeated until either (x) no portion of the Offered Interest remains as to which nonselling Members have not elected to purchase, or (y) no other nonselling Member chooses to purchase any additional portion of the remaining Unwanted Interest.

                  (d) If the offer to sell all of the Offered Interest has been accepted by some combination of nonselling Members, then the nonselling Member that has elected to purchase the greatest amount of the Offered Interest shall give notice to the Selling Member and all other purchasing Members of a date for the closing of the purchase and sale. Such closing date shall be the thirtieth
(30th) day (or first business day thereafter, if such thirtieth (30th) day falls on a non-business day) after the Meeting unless the Selling Member and all purchasing Members otherwise agree in writing. The price for the Offered Interest shall be paid upon the terms and conditions contained in the Notice.

     If the consideration offered by the Third Party Offeror involves property other than cash, the purchase and sale shall be made for cash in an amount equal to the equivalent value of the property offered. The equivalent value of the property shall be determined by written agreement between the Selling Member and the purchasing Members. In the event that the Selling Member and the purchasing Members cannot reach agreement on the equivalent value prior to the closing date, such equivalent value will be determined by two appraisers, one chosen by the Selling Member and one chosen by the purchasing Members. If the two appraisal values differ by ten percent (10%) or less (such percentage difference to be computed by subtracting the lesser of the appraisal values from the greater of the appraisal values and dividing that difference by the greater of the appraisal values), then the equivalent value of the property shall equal the average of the two appraisal values. In the event that the two appraisal values vary by more than ten percent (10%), a third appraiser shall be chosen by the first two, and he shall conduct an independent appraisal of the property. The three appraisals shall then be averaged, and if the average falls between the values stated by the first and second appraisers, then that value shall be the equivalent value. If the average of the three appraisals does not fall between the values stated by the first and second appraisers, all three appraisers must reappraise the property and the average of these three appraisals shall be the equivalent value of the property. The cost of all such appraisals shall be borne equally by (i) the Selling Member, and (ii) the purchasing Members, as a group.

     At the closing of any purchase by the nonselling Members pursuant to this
Section 12.03, the purchasing Members shall deliver the consideration required by this Section 12.03, and the Selling Member shall deliver evidence of the Offered Interest.

                  (e) If all of the Offered Interest is not accepted by nonselling Members at the Meeting, then the Selling Member may transfer the Offered Interest to the Third Party Offeror pursuant to the terms of the Third Party Offeror's written offer; provided, however, that if such transfer is not effected within sixty (60) days after the date on which the Selling Member became free to sell the Offered Interest to the Third Party Offeror, the Selling Member and his or its remaining Membership Interest shall again be fully subject to the provisions of this Section 12.03.

     12.04  Deadlock.
            ---------

            (a)  Existence of Deadlock.  In the event that (i) any action set
                 ----------------------
forth in clauses (i) - (vii) or clause (ix) of the second paragraph of Section
5.01 hereof is approved by at least 40% of all Voting Interests, (ii) such action is not approved by 100% of all Voting Interests and (iii) JRH and CTFS disagree on whether such action should be approved or disapproved, then JRH and CTFS, for a period of thirty (30) days, shall use good faith reasonable efforts to resolve their disagreement with respect to such matter. If, at the end of said thirty (30) day period, JRH and CTFS still disagree on whether the action in question should be approved or disapproved, then a deadlock shall be deemed to exist (herein referred to as a "Deadlock").

            (b)  Redemption Notice.  In the event of a Deadlock, either JRH or
                 ------------------
CTFS (the "Invoking Member") may exercise its rights under this Section 12.04 by giving the other (the "Non-Invoking Member") notice (the "Redemption Notice") that the Invoking Member is implementing the redemption procedures set forth in this Section 12.04. To be effective, the Redemption Notice must be signed by the Invoking Member and must be accompanied by a statement setting forth the Invoking Member's statement of the gross value of the assets of the Company as of the date of such Redemption Notice that is to be used for purposes of determining the Redemption Price under this Section 12.04 (the "Redemption Value"). The Redemption Value may be determined by the Invoking Member in its sole and absolute discretion, and the Invoking Member shall have no responsibility to the Non-Invoking Member to appraise the assets of the Company or otherwise to establish a market value of the assets of the Company in determining the Redemption Value.

            (c)  Election by Non-Invoking Member.  Within sixty (60) calendar
                 --------------------------------
days after the receipt by the Non-Invoking Member of the Redemption Notice, the Non-Invoking Member shall give Notice (the "Election Notice") to the Invoking Member of the Non-Invoking Member's election either (i) to withdraw from the Company or (ii) to cause the Invoking Member to withdraw from the Company, as set forth in subsection 12.04(f) below. To be effective, the Election Notice of the Non-Invoking Member must be signed by such Member. The failure of the Non-Invoking Member to give an effective and timely Election Notice shall conclusively be deemed an election by such Member to withdraw from the Company. If the Non-Invoking Member elects to withdraw from the Company, the terms "Continuing Member" and "Withdrawing Member" shall be deemed to refer to the Invoking Member and the Non-Invoking Member, respectively. If the Non-Invoking Member elects to cause the Invoking Member to withdraw from the Company, the terms "Continuing Member" and "Withdrawing Member" shall be deemed to refer to the Non-Invoking Member and the Invoking Member, respectively.

            (d)  Effect of Redemption Notice.  The Redemption Notice shall
                 ----------------------------
constitute the binding commitment of the Invoking Member to be either a Continuing Member or a Withdrawing Member, and the Election Notice shall constitute the binding commitment of the Non-Invoking Member to be either a Continuing Member or a Withdrawing Member, depending upon the election made by the Non-Invoking Member in the Election Notice.

     (e)  Redemption Price. The Redemption Price shall be equal to (i) the
          ----------------
Redemption Value, multiplied by (ii) the Economic Interest associated with the Membership Interest of the Withdrawing Member. In addition, and as a condition to the Withdrawing Member's obligation to transfer its Membership Interest pursuant to this Section 12.04, the Continuing Member, at or prior to the closing contemplated by Section 12.04(f), shall cause to be repaid to the Withdrawing Member, the full outstanding balance (including principal and interest) of any and all loans or advances made by the Withdrawing Member to the Company.

     (f)  Closing of Redemption. The redemption pursuant to this Section 12.04
          ---------------------
shall be closed and consummated at the office of the principal place of business of the Company, at 11:00 a.m., local time, on the forty-fifth (45th) calendar day following receipt by the Invoking Member of the Election Notice (or if such date is not a business day, the business day next following such date) (the "Redemption Closing Date"). The Continuing Member and Withdrawing Member shall on such date simultaneously consummate the redemption as follows:

     (1) On or prior to the Closing Date, the Continuing Member shall have caused to be repaid to the Withdrawing Member, the full outstanding balance (including principal and interest) of any and all loans or advances made by the Withdrawing Member to the Company.

     (2) The Redemption Price, at the election of the Continuing Member, may be paid in cash, by promissory note or with a combination of cash and a promissory note. If a promissory note is delivered in full or partial payment of the Redemption Price, such note shall be on such terms (including term, amortization and interest rate) as the Continuing Member and the Withdrawing Member shall agree; provided, however, if they cannot agree, then the note shall (a) be payable in sixty (60) consecutive equal monthly installments of principal and interest commencing on the first day of the month next following the month in which the closing of the purchase occurs and (b) bear interest at a fixed rate of interest equal to the Prime Rate plus 1%. Any such note shall be secured by the grant of a security interest to the Withdrawing Member in the Membership Interest owned by Withdrawing Member immediately prior to such Member's withdrawal.

     (3) The Redemption Price may be paid to the Withdrawing Member by the Continuing Member and/or the Company. If the Company pays all or a portion of the Redemption Price to the Withdrawing Member using a promissory note, then, at the closing, the Continuing Member shall deliver to the Company an identical note from the Continuing Member to the Company, which identical note shall be pledged by the Company to the Withdrawing Member as additional security for the Company's note; provided, however, that the Withdrawing Member shall have no right to receive payments under the Continuing Member's note, or to exercise any rights or remedies thereunder, until the Company shall default in payment of its note to the Withdrawing Member.

     (4) Subject to (i) the repayment to the Withdrawing Member of the full outstanding balance of all loans and advances made by the Withdrawing Member to the Company and (ii) the Withdrawing Member's receipt of payment of the Redemption Price, the Withdrawing Member shall transfer to the Continuing Member or the Company (as directed by the Continuing Member) its entire interest in the Company free and clear of all liens, security interests and competing claims; and the Withdrawing Member shall execute and deliver to the Continuing Member or the Company (as directed by the Continuing Member), and does hereby irrevocably constitute and appoint the Continuing Member as its true and lawful attorney-in-fact to execute and deliver for and on its behalf, such instruments of transfer, such evidence of due authorization, execution and delivery, and such evidence of the absence of any liens, security interests or competing claims encumbering the Withdrawing Member's interest in the Company as the Continuing Member shall reasonably request on behalf of the Company.

     (5) Prior to the closing, the Company and the Continuing Member shall use their respective best efforts to obtain releases of the Withdrawing Member from any portion of the debts and liabilities of the Company for which the Withdrawing Member has personal liability. If such releases cannot be obtained by the Company or the Continuing Member at the time of closing, the Continuing Member shall, at the time of closing, pay and satisfy, or cause the Company to pay and satisfy, such debts and liabilities in full.

     (6) The Members shall also execute and deliver at closing an amendment to this Agreement reflecting the closing and consummation of the foregoing redemption or purchase, or if the Company is being terminated, any filings required by law.

            (g)  Assignment of Rights.  If the purchase of a Member's interest
                 ---------------------
in the Company pursuant to this Section 12.04 would cause a termination of the Company, then, notwithstanding anything in this Agreement to the contrary, the Member with the right to purchase under this Section 12.04 may assign such right to any Person of its choice and such assignee may purchase the interest pursuant to this Section 12.04 without the prior written consent of any other Members.

     12.05  Change in Control of CTFS.  In the event that CTFS should undergo a
            --------------------------
"Change in Control of CTFS" (hereinafter defined), JRH shall have the option, exercisable upon written notice within one hundred eighty (180) days following such Change in Control of CTFS, to purchase all, but not less than all, of CTFS' Membership Interest on the following terms and conditions.

     The purchase price at which JRH shall be entitled to purchase CTFS' Membership Interest shall be the Fair Market Value of such Membership Interest. The purchase price shall be paid by delivery of JRH's promissory note containing such terms (including term, amortization and interest rate) as the payor and payee may agree to or, if they cannot agree, then the note shall (i) be payable in sixty (60) consecutive equal monthly installments of principal and interest commencing on the first day of the month next following the month in which the closing occurs and (ii) bear interest at a fixed rate of interest equal to the Prime Rate plus 1%. Said note shall be secured by a grant to the payee of a security interest in the Membership Interest being so purchased; provided that, if JRH complies with the provisions of Section 12.08(a) hereof, JRH shall be entitled to all rights associated with such Membership Interest (including but not limited to the right to vote and to a share of Company profits and losses) until the occurrence of a default under said note.

     For purposes of this Section 12.05, a "Change in Control of CTFS" shall be deemed to have occurred if (i) a notice or an application is filed with the Federal Reserve Board under the federal Bank Holding Company Act for permission to acquire control of CTFS or (ii) more than fifty percent (50%) of CTFS' outstanding common stock or equivalent in voting power of any class or classes of outstanding securities of CTFS entitled to vote in the election of Directors of CTFS, shall be acquired by any person.

     12.06  Death or Disability of Henderson; Change in Control of JRH.  In the
            -----------------------------------------------------------
event of (i) Henderson's death or (ii) Henderson's disability or (iii) a "Change in Control of JRH" (hereinafter defined), CTFS shall have the option, exercisable upon written notice within one hundred eighty (180) days following Henderson's death, Henderson's disability or such Change in Control of JRH, as the case may be, to purchase all, but not less than all, of JRH's Membership Interest on the following terms and conditions.

     The purchase price at which CTFS shall be entitled to purchase JRH's Membership Interest shall be the Fair Market Value of such Membership Interest. The purchase price shall be paid by delivery of CTFS' promissory note containing such terms (including term, amortization and interest rate) as the payor and payee may agree to or, if they cannot agree, then the note shall (i) be payable in sixty (60) consecutive equal monthly installments of principal and interest commencing on the first day of the month next following the month in which the closing occurs and (ii) bear interest at a fixed rate of interest equal to the Prime Rate plus 1%. Said note shall be secured by a grant to the payee of a security interest in the Membership Interest being so purchased; provided that, if CTFS complies with the provisions of Section 12.08(a) hereof, CTFS shall be entitled to all rights associated with such Membership Interest (including but not limited to the right to vote and to a share of Company profits and losses) until the occurrence of a default under said note.

     For purposes of this Section 12.06, Henderson shall be deemed to have suffered a disability if, for any reason, he shall be unable to perform his normal duties on behalf of the Company for a period of 120 consecutive days. Henderson's normal duties shall consist of those duties, if any, Henderson was performing on behalf of the Company on a regular basis immediately prior to the commencement of said 120-day period. If Henderson does not perform duties on behalf of the Company on a regular basis, it shall not be possible for him to suffer a disability within the meaning of this Section 12.06.

     For purposes of this Section 12.06, a "Change in Control of JRH" shall be deemed to have occurred if Henderson shall, at any time, own less than a majority of JRH's outstanding common stock or equivalent in voting power of any class or classes of outstanding securities of JRH entitled to vote in the election of Directors of JRH.

     12.07  Cessation of Henderson's Active Involvement.  In the event that
            --------------------------------------------
Henderson is no longer actively involved in the Company's business, CTFS shall have the option to purchase all or a portion of JRH's Membership Interest in accordance with the following terms and conditions.

     If CTFS determines that Henderson is no longer actively involved in the Company's business within the meaning of this Section 12.07, CTFS shall so notify JRH in writing. CTFS shall then have one hundred eighty (180) days from the date of such notice within which to notify JRH, in writing, of CTFS' election to exercise its purchase option pursuant to this Section 12.07 ("CTFS' Notice of Exercise"). CTFS' Notice of Exercise shall also specify how much of JRH's Membership Interest CTFS proposes to acquire. If CTFS notifies JRH that CTFS is electing to acquire less than all of JRH's Membership Interest, JRH, nevertheless, may require CTFS to acquire all of JRH's Membership Interest by notifying CTFS ("JRH's Notice"), in writing within thirty (30) days of the date of CTFS' Notice of Exercise, that JRH will require CTFS to purchase its entire Membership Interest. CTFS may then elect to (i) purchase all of JRH's Membership Interest or (ii) withdraw its notice of election to exercise its purchase option pursuant to this Section 12.07. In either event, CTFS shall notify JRH of its election within fifteen (15) days following receipt of JRH's Notice.

     The purchase price at which CTFS shall be entitled to purchase all or a portion of JRH's Membership Interest shall be the Fair Market Value of the portion of the Membership Interest to be purchased. The purchase price shall be paid by delivery of CTFS' promissory note containing such terms (including term, amortization and interest rate) as the payor and payee may agree to or, if they cannot agree, then the note shall (i) be payable in sixty (60) consecutive equal monthly installments of principal and interest commencing on the first day of the month next following the month in which the closing occurs and (ii) bear interest at a fixed rate of interest equal to the Prime Rate plus 1%. Said note shall be secured by a grant to the payee of a security interest in the portion of the Membership Interest being so purchased; provided that, if CTFS complies with the provisions of Section 12.08(a) hereof, CTFS shall be entitled to all rights associated with such Membership Interest (including but not limited to the right to vote and to a share of Company profits and losses) until the occurrence of a default under said note.

     For purposes of this Section 12.07, Henderson shall be deemed to be no longer actively involved in the Company's business at such time as Henderson no longer performs duties on behalf of the Company on a regular basis.

     12.08  Conditions to Permitted Transfers.
            ----------------------------------

            (a) In the event a Member transfers full and complete ownership of all or part of its Membership Interest (whether such transfer is accomplished with the written consent of the Members pursuant to Section 12.01 hereof or is a Permitted Transfer), the Company shall continue and, except in the case of a transfer contemplated by subparagraph (b) of this Section 12.08, the transferee of such Membership Interest, upon compliance with the procedures set forth in the immediately following sentence, shall be admitted to the Company as a Member under the terms of this Agreement with the same rights and obligations to participate in the management of the Company, the same rights in and to all distributions made by the Company, in liquidation or otherwise, and the same share of the Company's profits and losses for both financial accounting and income tax purposes as the transferring Member had with respect to the transferred Membership Interest. The procedures, referred to in the immediately preceding sentence, with which a transferee must comply in order to be admitted to the Company as a Member, are as follows:

     (i) the transferor Member must have executed a written instrument of transfer of such Membership Interest in form and substance satisfactory to the Board of Directors;

     (ii) the transferee must have executed a written agreement, in form and substance satisfactory to the Board of Directors, to assume all of the duties and obligations of the transferor Member under this Agreement and to be bound by and subject to all of the terms and conditions of this Agreement;

     (iii) the transferor Member and the transferee must have executed a written agreement, in form and substance satisfactory to the Board of Directors, to indemnify and hold the Company and the Board of Directors harmless from and against any loss or liability arising out of the transfer;

     (iv) upon request by the Board of Directors, the transferor must have delivered to the Company a written opinion of counsel for the Company or of other counsel reasonably satisfactory to the Board of Directors (which opinion shall be obtained at the expense of the transferor) that such transfer will not result in (a) a violation of applicable law or this Agreement, (b) the Company being classified as an association taxable as a corporation, or (c) the Company being deemed terminated pursuant to Code Section 708 or any comparable future section of the Code; and

     (v) unless otherwise waived by the Board of Directors, the Board of Directors can, in its sole discretion, determine whether and to what extent either the transferor or transferee shall individually be responsible for all the expenses incurred by the Company in connection with the transfer of the Membership Interest and admission of the transferee to the Company.

     A transferee who does not become a substituted Member shall be treated merely as an assignee of an Economic Interest and will be entitled to receive only that portion of the distributions or allocations to which his transferor would have been entitled with respect to the transferred interest, and such transferee will not be entitled to vote on any matter and any Voting Interest that the transferor purported to transfer to him will not be considered to be outstanding for any purpose.

            (b) In the event of a transfer by Henderson of all or a portion of his Economic Interest pursuant to clause (iii) of Section 12.02, the transferee shall merely be an assignee of the Economic Interest so transferred and shall have no right to vote on any matter. The transferee shall not be deemed a Member of the Company. The transferee also shall not be permitted to transfer all or any portion of the Economic Interest transferred to it by Henderson without the prior written consent of all Members unless such transfer is (i) being effected in connection with a transfer by JRH or Henderson of all or a portion of their remaining Membership Interest pursuant to Section 12.03, 12.04, 12.06 or 12.07 hereof and (ii) made in favor of the same transferee to whom JRH or Henderson is transferring all or a portion of his Membership Interest pursuant to any of said Sections.

     In connection with, and as a condition to, any transfer by Henderson of all or a portion of his Economic Interest pursuant to clause (iii) of Section 12.02, the transferee must execute a written agreement, in form and substance satisfactory to the Board of Directors, acknowledging and agreeing that the Economic Interest so transferred remains subject to all of the terms and conditions of this Agreement including, but not limited to, the right of CTFS or the Company to acquire all or a portion of such Economic Interest pursuant to Sections 12.03, 12.04, 12.06 and 12.07 hereof.

     12.09  Fair Market Value.  For purposes of Sections 12.05, 12.06 and 12.07
            ------------------
hereof, the term "Fair Market Value" shall mean the fair market value of the interest being purchased, determined in accordance with the following procedures, as of the last day of the month in which the purchasing party gives notice to the selling party of its election to exercise its right to purchase.

     Promptly following the purchasing party giving notice to the selling party of its election to exercise its right to purchase, the purchasing party and the Selling party shall each use their good faith efforts to mutually agree upon a "Valuation Firm" (hereinafter defined) in accordance with the last paragraph of this Section 12.09. Promptly following the selection of the Valuation Firm in accordance with the last paragraph of this Section 12.09, the purchasing party shall notify the Valuation Firm to promptly proceed with the determination of Fair Market Value pursuant to this Section 12.09.

     The Valuation Firm shall promptly proceed to make a determination of the fair market value of the Company (the "Company's Value") using a combination of valuation methods including, but not limited to (i) discounted cash flow analysis, (ii) comparable transaction analysis and (iii) comparison of the Company to values of comparable public companies; provided, however, that the Valuation Firm may choose not to utilize any of the foregoing methods if, in its reasonable professional judgement, such method(s) would not be relevant in determining the fair market value of the Company. The Valuation Firm, using its reasonable professional judgment, shall then reconcile the different values generated by the different valuation methods utilized by it and the result of such reconciliation shall be the Company's Value. The Fair Market Value of the interest being purchased shall then be determined by multiplying (i) the Company's Value by (ii) the Economic Interest associated with the Membership Interest being purchased.

     All costs associated with the determination of Fair Market Value pursuant to this Section 12.09 shall be borne by the Company.

     For purposes of this Section 12.09, the term "Valuation Firm" shall mean such nationally recognized investment banking firm upon which the purchasing party and the selling party shall mutually agree or, if they cannot reach such agreement within ten (10) days following the date on which the purchasing party gives notice to the selling party of its election to exercise its right to purchase, then J. C. Bradford & Co., or its successor, shall be deemed selected as the Valuation Firm.

     12.10  Closing; Assignment of Rights.  The closing of any purchase pursuant
            ------------------------------
to Section 12.05, 12.06 or 12.07 hereof shall be held at the office of the principal place of business of the Company, the exact time and date of which shall be determined by the purchasing party by notice given to the selling party at least 30 days prior to the date set for the closing. The closing shall in no event be later than sixty (60) days following the final determination of Fair Market Value pursuant to Section 12.09 hereof.

     At the closing, (i) the selling party shall transfer all of the Membership Interest being sold to the purchasing party (free and clear of all liens, security interests and competing claims), shall execute all instruments of transfer necessary to effect the transfer contemplated hereunder and shall do all other things, if any, required by Section 12.08(a) hereof and (ii) the purchasing party shall pay to the selling party the purchase price in the manner required by Section 12.05, 12.06 or 12.07, as the case may be, and shall do all other things, if any, required by Section 12.08(a) hereof.

     If a purchase pursuant to Section 12.05, 12.06 or 12.07 as the case may be, results in a Member no longer owning any Membership Interest then, in such event, prior to the closing, the purchasing party shall use its best efforts to obtain releases of such Member from any portion of the debts or liabilities of the Company for which such Member has personal liability. If such releases cannot be obtained by the time of closing, the purchasing party shall, at the time of closing, pay and satisfy, or cause to be paid and satisfied, such debts and liabilities in full.

     If the purchase of a Member's interest in the Company pursuant to Section 12.05, 12.06 or 12.07 would cause a termination of the Company, then, notwithstanding anything in this Agreement to the contrary, the Member with the right to purchase under the applicable Section may assign such right to any Person of its choice and such assignee may purchase the interest pursuant to the applicable Section without the prior written consent of any other Members.


                                  ARTICLE 13

                              ADDITIONAL MEMBERS
                              ------------------

     From the date of the formation of the Company, any Person approved by 100% of all Voting Interests may become a Member of the Company by the issuance by the Company of Membership Interests for such consideration as the Members by the vote of 100% of all Voting Interests shall determine, subject to the terms and conditions of this Agreement. No new Members shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company. The Board of Directors may, at its option, at the time a Member is admitted, close the Company books (as though the Company's tax year had ended) or make pro rata allocations of loss, income and expense deductions to a new Member for that portion of the Company's tax year in which a Member was admitted in accordance with the provisions of Section 706(d) of the Code and Treasury Regulations promulgated thereunder.

                                   ARTICLE 14

                          DISSOLUTION AND TERMINATION
                          ---------------------------

     14.01  Dissolution.
            -----------

            (a) The Company shall be dissolved upon the occurrence of any of the following events:

                 (i) when the period fixed for the duration of the Company shall expire pursuant to Section 2.05 hereof;

                 (ii)    by the unanimous written agreement of all Members; or

                 (iii) unless all of the Voting Interests held by the remaining Members elects to continue the business of the Company prior to or within ninety (90) days after a Member Dissolution Event, as defined below, upon the withdrawal, removal, bankruptcy, insolvency, death or incompetency of a Member, the sale, other transfer or redemption of a Member's Membership Interest, or the occurrence of any other event which constitutes an "event of
dissociation" as defined in the Georgia Act, O.C.G.A.   14-11-101(7) (any of the
foregoing being hereinafter referred to as a "Member Dissolution Event"); provided, however, that a transfer of a Membership Interest which is permitted by Article 12 hereof shall not constitute a Member Dissolution Event.
                           ---

            (b) If a Member suffers, incurs or occasions a Member Dissolution Event, then the Member's trustee, executor, administrator, guardian, conservator, or other legal representative may exercise all of the Member's rights in the Member's Economic Interest for the purpose of settling his estate or administering his property, but shall not become a Member with a right to vote or otherwise participate in the management of the Company unless such transfer occurs pursuant to Article 12 or unless admitted as a substitute Member by the consent of all of the other Members' Voting Interests.

            (c)  Notwithstanding O.C.G.A.   14-11-601(c), except as otherwise
expressly permitted in this Agreement, a Member shall not withdraw from the Company or take any other action which causes such Member to withdraw from the Company. A Member who withdraws or who otherwise suffers, incurs or occasions a Member Dissolution Event (a "Withdrawing Member") regardless of whether such Member Dissolution Event was the result of a voluntary act by such Member, shall not be entitled to receive any distributions to which such Member would not have been entitled had such Member remained a Member, and such distributions shall be distributable to such Member only at the time (if any) such distributions would have been made had the Withdrawing Member remained a Member.

            14.02  Effect of Dissolution.  Upon dissolution, the Company shall
                   ---------------------
cease to carry on its business, except as permitted by O.C.G.A. 14-11-604 and 14-11-605. Upon dissolution, the

Board of Directors shall cause the Company's officers to file a statement of commencement of winding up pursuant to O.C.G.A. 14-11-606 and publish the notice permitted by O.C.G.A. 14-11-608.

            14.03  Winding up, Liquidation and Distribution of Assets.
                   --------------------------------------------------

                   (a) Upon dissolution, an accounting shall be made by the Company's independent accountants of the accounts of the Company and of the Company's assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Board of Directors shall cause the Company's officers to immediately proceed to wind up the affairs of the Company.

                   (b) If the Company is dissolved and its affairs are to be wound up, the Board of Directors shall cause the Company's officers to:

                        (1) Sell or otherwise liquidate all of the Company's assets as promptly as practicable (except to the extent the Board of Directors may determine to distribute any assets to the Members in kind),

                        (2) Allocate any profit or loss resulting from such sales to the Members in accordance with Article 10 hereof,

                        (3) Discharge all liabilities of the Company, including liabilities to Members who are creditors, to the extent otherwise permitted by law, other than liabilities to Members for distributions, and establish such Reserves as may be reasonably necessary to provide for contingencies or liabilities of the Company,

                        (4) Distribute the remaining assets in the following order:

                             (i)    If any assets of the Company are to be
distributed in kind, the net fair market value of such assets as of the date of dissolution shall be determined by independent appraisal or by unanimous agreement of the Members. Such assets shall be deemed to have been sold as of the date of dissolution for their fair market value, and the Capital Accounts of the Members shall be adjusted, pursuant to the provisions of this Agreement to reflect such deemed sale.

                             (ii)   The remaining assets shall be distributed to
the Members, either in cash or in kind, as determined by the Board of Directors, in proportion to the positive balance (if any) of each Member's Capital Account (as determined after taking into account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs), with any assets distributed in kind being valued for this purpose at their net fair market value. Any such distributions to the Members in respect of their Capital Accounts shall be made in accordance with the time requirements set forth in
Section 1.704-1(b)(2)(ii)(b)(2) of the Treasury Regulations.

          (c) Notwithstanding anything in this Agreement to the contrary, upon a liquidation within the meaning of Section 1-704-1(b)(2)(ii)(g) of the Treasury Regulations, if any Member has a deficit Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any Capital Contribution, and the negative balance of such Member's Capital Account shall not be considered a debt owed by such Member to the Company or to any other Person for any purpose whatsoever.

          (d) The Board of Directors shall cause the Company's officers to comply with all applicable requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

     14.04  Certificate of Termination.  When all debts, liabilities and
            --------------------------
obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members, a Certificate of Termination may be executed and filed with the Secretary of State of Georgia in accordance with O.C.G.A. 14-11-610.


                                   ARTICLE 15

                              ADDITIONAL COVENANTS
                              --------------------

     15.01  Noncompete.  Each Member hereby agrees that for so long as such
            -----------
Member owns any Voting Interest or Economic Interest, such Member will not, directly or indirectly, on such Member's behalf or on behalf of any Person other than the Company (i) engage in the "Business of the Company" (hereinafter defined) or (ii) own any interest in, or serve as an officer, director or employee of, or consultant or advisor to, any Person who engages in the Business of the Company.

     Each Member hereby further agrees that for a period of three (3) years after the date on which such Member no longer owns any Voting Interest or Economic Interest, such Member will not, directly or indirectly, on such Member's behalf or on behalf of any Person other than the Company (i) engage in the Business of the Company anywhere in the "Territory" (hereinafter defined) or
(ii) own any interest in, or serve as an officer, director or employee of, or consultant or advisor to, any Person who engages in the Business of the Company anywhere in the Territory.

     Henderson hereby agrees that for so long as JRH, Henderson or any person or entity controlled by Henderson owns any Voting Interest or Economic Interest, Henderson will not, directly or indirectly, on his own behalf or on behalf of any Person other than the Company (i) engage in the Business of the Company or
(ii) own any interest in, or serve as an officer, director or employee of, or consultant or advisor to, any Person who engages in the Business of the Company.

     Henderson hereby further agrees that for a period of three (3) years after the date on which neither JRH nor Henderson any longer owns any Voting Interest or Economic Interest, Henderson will not, directly or indirectly, on Henderson's behalf or on behalf of any Person other than the

Company (i) engage in the Business of the Company anywhere in the Territory or
(ii) own any interest in, or serve as an officer, director or employee of or consultant or advisor to, any Person who engages in the Business of the Company anywhere in the Territory.

     Nothing contained in this Section 15.01 shall be deemed or construed to prohibit a Member or Henderson from (i) owning a passive investment of less than 5 percent of the outstanding equity of an entity that engages in the Business of the Company or (ii) conducting the Business of the Company through the Company franchises that such Member may acquire pursuant to Section 15.02 hereof.

     For purposes of this Section 15.01, "Business of the Company" shall mean selling, leasing or servicing machines that disburse cash or cash equivalents.

     For purposes of this Section 15.01, "Territory" shall mean those counties in those States that are listed on Exhibit "B" attached hereto, as said Exhibit "B" may be updated from time to time in accordance with the immediately following sentence. The Board of Directors shall from time to time update Exhibit "B" attached hereto so that it at all times lists the counties and States in which the Company (i) is then conducting the Business of the Company and (ii) has conducted the Business of the Company at any time during the preceding twelve (12) months.

     15.02  Franchises.  If the Company should elect to franchise its business,
            -----------
then following the establishment by the Company of franchise territories, JRH and CTFS each shall have the right to receive, at no initial cost, three (3) franchise territories located outside the State of Georgia. These franchise territories shall be allocated as follows. The first franchise territory to be offered by the Company outside the State of Georgia may be sold by the Company to any Person other than Henderson, JRH or CTFS or any entity controlled by Henderson, JRH or CTFS, or may be developed by the Company. The second franchise territory to be offered by the Company outside the State of Georgia shall be offered to JRH at no initial cost. The third franchise territory to be offered by the Company outside the State of Georgia shall be offered to CTFS at no initial cost. This same pattern of allocating franchise territories shall be repeated with respect to the fourth through ninth franchise territories to be offered by the Company outside the State of Georgia so that JRH and CTFS will each be offered three (3) franchise territories outside the State of Georgia.

     It is the intent of the Members that, once acquired by JRH or CTFS, as the case may be, such franchise territories will be operated under franchise agreements with the Company that will provide to the Company, in all material respects, the same economic benefit as is provided to the Company by franchises operated on an arm's length basis by third parties.

     JRH may assign its rights under this Section 15.02 to Henderson or to any entity controlled by Henderson or JRH. CTFS may assign its rights under this
Section 15.02 to any entity controlled by CTFS.

                                   ARTICLE 16

                           SECURITIES REPRESENTATIONS
                           --------------------------

     The undersigned Members acknowledge that their Membership Interests are securities and, further, acknowledge that the Company is relying on the undersigneds' representations and warranties set forth in this Article 16, in part, as the basis for exemptions from the registration requirements of federal and state securities laws that are applicable to the Membership Interests.

     16.01  Residence.  Each of the undersigned Members is a bona fide resident
            ---------
of the State of Georgia, having his or her principal residence in such state or, if a Member is not a natural person, having its principal place of business in such state.

     16.02  Investment Intent.  Each of the undersigned Members is acquiring the
            -----------------
Membership Interests for investment for his, her or its own account with no present intent to directly or indirectly resell, transfer, distribute or participate in a distribution of the Membership Interests or any portion thereof. If the undersigned Member is a corporation, partnership, trust or other form of business organization, the undersigned Member was not formed for the specific purpose of acquiring its Membership Interest.

     16.03  No Representations From Company.  No Member is acquiring the
            -------------------------------
Membership Interests based upon any representation, oral or written, by the Company or any representative of the Company with respect to the future value of, income from, or tax consequences relating to the Membership Interests but rather upon an independent examination and judgment as to the prospects of the Company. Further, each of the undersigned Members acknowledges that no federal or state administrative entity responsible for securities registration or enforcement has made any recommendation or endorsement of the Membership Interests or any findings as to the fairness of an investment in the Membership Interests.

     16.04  Knowledge and Experience.  To the extent that the undersigned
            ------------------------
believe necessary, each of the undersigned Members has been represented by a purchaser representative (who has been selected by such Member and who is not affiliated with or compensated by the Company or any of its affiliates) concerning such Member's investment in the Company. The undersigned and/or the undersigned's purchaser representative have sufficient knowledge and experience in business and financial matters to evaluate the Company, to evaluate the risk of an investment in the Company, to make an informed investment decision with respect thereto, and to protect the undersigned's interest in connection with the undersigned's acquisition of his or her Membership Interest.

     16.05  Access to Information.  The undersigned Members and/or the
            ---------------------
undersigned's purchaser representatives have received and reviewed such financial information and records of the Company as the undersigned and/or the undersigneds' purchaser representatives deemed necessary, and the Company has made available to the undersigned and/or the undersigneds' purchaser representatives the opportunity to ask questions of, and to receive answers from, representatives of the Company and to obtain additional information relative to the Company and the undersigneds' investment therein to the extent the Company possesses such information or could acquire it without unreasonable effort or expense. All such materials and information requested by the undersigned and/or the undersigneds' purchaser representatives have been made available and examined by the undersigned and/or the undersigneds' purchaser representatives.

     16.06  Membership Interests Not Registered.  The undersigned Members
            -----------------------------------
understand and acknowledge that the Membership Interests have not been registered for sale under the federal Securities Act of 1933, as amended (the "1933 Act"), the Georgia Securities Act of 1973, as amended (the "Georgia Act"), or any other state securities laws (collectively, the "state securities acts") and that the Membership Interests are being issued and sold by the Company in reliance upon exemptions from the registration requirements of such acts, including, but not necessarily limited to, the exemptions contained in Section 4(2) of the 1933 Act and Section 10-5-9(13) of the Georgia Act. The undersigned Members understand and agree that the Company may refuse to permit any proposed sale, transfer, pledge or other disposition of the Membership Interests except pursuant to an effective registration statement under the 1933 Act and any applicable state securities acts or upon the issuance to the Company of an opinion of counsel, or the submission to the Company of such other evidence, satisfactory to the Company that such proposed sale, transfer, pledge or other disposition of the Membership Interests will not be in violation of the 1933 Act and any applicable state securities acts.

     The undersigned Members understand and agree that for a period of at least two years from the date of issuance of the Membership Interests stop-transfer instructions will be noted on the appropriate records of the Company. The undersigned understand that the Company is under no obligation to register the Membership Interests under the 1933 Act or any state securities act or to take any other action necessary to comply with an available exemption or regulation under any such acts (including Rule 144 under the 1933 Act) in order to permit the undersigned to sell, transfer or otherwise dispose of the Membership Interests. Accordingly, the undersigned recognize that the Membership Interests will not be freely transferable and understand and acknowledge that the undersigned must continue to bear the economic risk of the investment in the Membership Interests for an indefinite period.

     16.07  Ability to Bear Risk.  Each of the undersigned Members can bear the
            --------------------
economic risk of losing his, her or its entire investment in the Membership Interests. Each Member's proposed investment in the Membership Interests is not disproportionate to his, her or its net worth. Each Member has adequate means of providing for his, her or its current needs and possible contingencies without regard to his, her or its investment in the Membership Interests, and no Member has any need for liquidity in his, her or its investment in the Membership Interests.

                                   ARTICLE 17

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     17.01   Application of Georgia Law.  This Agreement, and the application or
             --------------------------
interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Georgia, and specifically the Georgia Act.

     17.02  No Action for Partition.  No Member has any right to maintain
            -----------------------
any action for partition with respect to the property of the Company.

     17.03  Execution of Additional Instruments.  Each Member hereby agrees
            -----------------------------------
to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

     17.04  Construction.  Whenever the singular number is used in this
            ------------
Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

     17.05  Headings.  The headings in this Agreement are inserted for
            --------
convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

     17.06  Waivers.  The failure of any party to seek redress for
            -------
violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act which would have originally constituted a violation, from having the effect of an original violation.

     17.07  Rights and Remedies Cumulative; Injunctive Relief.  Except as
            -------------------------------------------------
otherwise expressly provided herein, the rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Except as otherwise expressly provided herein, such rights and remedies are given in addition to any other rights and remedies the parties may have by law, statute, ordinance or otherwise.

     The Members agree that it would be difficult to compensate the Company for damages for any violation of the provisions of this Agreement, including, without limitation, the provisions of Section 15.01 hereof. Accordingly, the Members specifically agree that the Company shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement. This provision, with respect to injunctive relief, shall not, however, diminish the right of the Company to claim and recover damages in addition to injunctive relief.

     17.08  Severability.  If any provision of this Agreement or the application
            ------------
thereof to any person or circumstances shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid or enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. The Members acknowledge the uncertainty of the law in this respect and expressly stipulate that this Agreement shall be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

     17.09   Heirs, Successors and Assigns.  Each and all of the covenants,
             -----------------------------
terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and permitted assigns.

     17.10  Creditors.  None of the provisions of this Agreement shall be
            ----------
for the benefit of or enforceable by any creditor of the Company.

     17.11  Counterparts.  This Agreement may be executed in counterparts,
            ------------
each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     17.12  Federal Income Tax Election; Tax Matters Partner.  All elections
            ------------------------------------------------
required or permitted to be made by the Company under the Code shall be made by the Board of Directors as determined in its sole discretion. For all purposes permitted or required by the Code, the Members constitute and appoint CTFS as Tax Matters Partner, or such other Member as shall from time to time be designated by Members holding a Majority Interest.

     17.13  Notices.  Any and all notices, offers, demands or elections
            -------
required or permitted to be made under this Agreement ("Notices") shall be in writing, signed by the party giving such Notice, and shall be deemed given and effective (i) when hand-delivered (either in person by the party giving such notice, or by its designated agent, or by commercial courier) or (ii) on the third (3rd) business day (which term means a day when the United States Postal Service, or its legal successor ("Postal Service") is making regular deliveries of mail on all of its regularly appointed weekday rounds in Atlanta, Georgia) following the day (as evidenced by proof of mailing) upon which such Notice is deposited, postage prepaid, certified mail, return receipt requested, with the Postal Service, and addressed to the other party at such party's respective address as set forth below, or at such other address as the other party may hereafter designate by Notice.

          If to Members:


          JRH                           281 Hanarry Drive
                                        Lawrenceville, Georgia  30245
                                        Attention:  James R. Henderson

          CTFS                          3844 Atlanta Highway
                                        Hiram, Georgia  30141
                                        Attention:  President

          If to the Company:

                                        3844 Atlanta Highway
                                        Hiram, Georgia  30141
                                        Attention: President of Community Trust
                                        Financial Services Corporation

          with a copy to:

                                        JRH Diversified, Inc.
                                        281 Hanarry Drive
                                        Lawrenceville, Georgia  30245

     17.14  Amendment.  Any amendment to this Agreement shall be made in writing
            ---------
and signed by each Member.

     17.15  Invalidity.  The invalidity or unenforceability of any particular
            ----------
provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     17.16  Captions.  Titles and captions are inserted for convenience only and
            --------
in no way define, limit, extend or describe the scope or intent of this Agreement or any of its provisions and in no way are to be construed to affect the meaning or construction of this Agreement or any of its provisions.

     17.17  Determination of Matters Not Provided For In This Agreement.
            -----------------------------------------------------------
The Board of Directors shall decide any questions arising with respect to the Company and this Agreement which are not specifically or expressly provided for in this Agreement.

     17.18  Further Assurances.  The Members each agree to cooperate, and to
            ------------------
execute and deliver in a timely fashion any and all additional documents necessary to effectuate the purposes of the Company and this Agreement.

     17.19  Time.  TIME IS OF THE ESSENCE OF THIS AGREEMENT, AND TO ANY
            ----
PAYMENTS, ALLOCATIONS AND DISTRIBUTIONS SPECIFIED UNDER THIS AGREEMENT.


                                    MEMBERS:
                                    --------

                                    JRH Diversified, Inc., a Georgia Corporation

                                    By:__________________________________
                                          James R. Henderson, President


                                    Date: ________, 1997


                                    COMMUNITY TRUST FINANCIAL SERVICES
CORPORATION,
                                    a Georgia Corporation


                                    By: ___________________________________
                                           Title:


                                    Date: __________________, 1997


                                    HENDERSON:
                                    ----------


                                    ____________________________(SEAL)
                                    James R. Henderson

                                  "EXHIBIT A"
                                  -----------



     ATM OR SCRIP MACHINES CONTRIBUTED BY JRH AS A PART OF ITS INITIAL CAPITAL CONTRIBUTION

                                  EXHIBIT "B"
                                  -----------


                                   TERRITORY
                                   ---------


COUNTY                                    STATE
------                                    -----